Exhibit 10.24

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

by and between

MS PASADENA, LLC
a Delaware limited liability company
“Seller”

and

INDYMAC BANK, F.S.B.,
a Federal Savings Bank,

“Buyer”

for

Pasadena Corporate Center
3453, 3455, 3465, 3475 East Foothill Boulevard,
Pasadena, California

October 31, 2003

SUMMARY OF BASIC PURCHASE AND SALE TERMS
AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS
EXHIBIT A
DESCRIPTION
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT A TO GRANT DEED
EXHIBIT E
EXHIBIT 10.18
EXHIBIT 10.19
EXHIBIT 10.24
EXHIBIT 21.1
EXHIBIT 23.1
EXHIBIT 31.1
EXHIBIT 31.2
EXHIBIT 32.1
EXHIBIT 32.2
EXHIBIT 99.1

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

1.	Sale of Property	1
2.	Purchase Price	1
3.	Escrow; Closing Conditions	2
4.	Improvement Assessment Liens: Subdivision and Development Bonds; Improvement Obligations	9
5.	Commissions	9
6.	Damage and Destruction	10
7.	Seller’s Representations and Warranties	10
8.	Seller’s Representations and Warranties	11
9.	Condition of the Property	12
10.	Property “As-Is”	12
11.	Governmental Approvals	13
12.	Release	13
13.	Conduct Prior to Closing	14
14.	Default	14
15.	Waiver of Trial by Jury	15
16.	Attorneys’ Fees	15
17.	Notices	15
18.	Amendment; Complete Agreement	16
19.	Governing Law	16
20.	Severability	16
21.	Counterparts, Headings, and Defined Terms	16
22.	Time of the Essence	16
23.	Waiver	16
24.	Third Parties	16
25.	Additional Documents	16
26.	Independent Counsel	16
27.	Assignment	16
28.	Successors and Assigns	16
29.	Exhibits	17
30.	Duty of Confidentiality	17
31.	Survival	17
32.	Tax-Deferred Exchange	17
33.	No Effect Until Mutual Execution and Delivery	17

October 31, 2003
Page i

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

SUMMARY OF BASIC PURCHASE AND SALE TERMS

This Summary is hereby incorporated into and made a part of the attached Purchase and Sale Agreement (this Summary and the Purchase and Sale Agreement to be known collectively as this “Agreement”). Each reference in the Purchase and Sale Agreement to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Purchase and Sale Agreement, the terms of the Purchase and Sale Agreement shall prevail.

Agreement Date	October 31, 2003
Seller	MS Pasadena, LLC,	Landmark Law Group LLP
	a Delaware limited liability company	10350 Santa Monica Blvd., Suite 295
Los Angeles, California 90025
	c/o Kearny Real Estate Company	Telephone No. 310-300-2300 x101
	1900 Avenue of the Stars, Suite 320	Facsimile No. 310-300-2310
	Los Angeles, California 90067	Attention: Gulwinder Singh, Esq.
Telephone No. 310-203-1849
Facsimile No. 310-203-1850
Attention: Mr. David Simon

Buyer	IndyMac Bank, F.S.B.	with copies to:
155 North Lake Avenue
	Pasadena, California 91101	IndyMac Bank, F.S.B.
	Attn: Corporate Real Estate	155 North Lake Avenue
Pasadena, California 91101
Attn: Office of the General Counsel

and

Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street, 48th Floor
Los Angeles, CA 90071-1448
Attn: James A. Lonergan

and

Investment Development Services, Inc.
515 S. Figueroa Street, Suite 1600
Los Angeles, CA 90071
Attn: Patrick D. Spillane

Property	The property commonly known as Pasadena Corporate Center located at 3453, 3455, 3465, 3475 East Foothill Boulevard, Pasadena, California as more particularly described in Section 1.1.

Purchase Price	$58,200,000.00

Initial Deposit	$250,000.00 together with any interest accrued thereon

Additional Deposit	$250,000.00 together with any interest accrued thereon

Effective Date	October 20, 2003

Due Diligence Period	From the Effective Date to 5:00 p.m. on November 19, 2003

Closing Date	December 5, 2003

Summary of Essential Terms

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

Brokers	Secured Capital Corp representing the Seller

Investment Development Services, Inc. representing Buyer

Escrow Holder	Chicago Title Company 700 S. Flower Street Suite 3305 Los Angeles, CA 90017 Attn: Terri Gervasi Escrow No.: 21057665

Title Company	Chicago Title Company 700 S. Flower Street Suite 3305 Los Angeles, CA 90017 Attn: Clark McKinnon Order No.: 21057665 X-59

Exhibits	A	Legal Description
	B	Due Diligence Documents
	C	Non-Terminable Contracts
	D	Deed
	E	Title Report
	F	Bill of Sale
	G	General Assignment

Summary of Essential Terms

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

This Agreement of Purchase and Sale and Joint Escrow Instructions (this “Agreement”) is entered into as of the Agreement Date by and between MS PASADENA, LLC, a Delaware limited liability company (“Seller”), and INDYMAC BANK, F.S.B., a Federal Savings Bank (“Buyer”). Seller and Buyer hereby agree as follows:

1.	Sale of Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, for the Purchase Price on the terms and conditions of this Agreement, all of the following property:

1.1	All of Seller’s right, title and interest in and to the real property located in the City of Pasadena (the “City”), the County of Los Angeles (the “County”) and the State of California, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Land”);

1.2	All of Seller’s right, title and interest in all improvements and fixtures situated on the Land including the following (a) an office building with approximately 141,800 rentable square (the “Phase I Building”), (b) an office building with approximately 118,460 rentable square feet (the “Phase II Building”), (c) a retail building with approximately 5,200 rentable square feet (the “Phase III Building”), (d) a parking structure containing approximately 453 parking spaces and (e) a surface parking lot and various other improvements (the “Improvements”; and collectively with the Land, the “Real Property”);

1.3	All of Seller’s right, title and interest in all tangible personal property used exclusively in connection with the Real Property (the “Personal Property”);

1.4	All of Seller’s right, title and interest in licenses, warranties, guaranties, permits, contracts, and agreements in effect as of the Close of Escrow relating to the Real Property other than the Excluded Contracts (the “Contracts”); and

1.5	All of Seller’s right title and interest in all other intangible personal property relating solely to the Real Property other than the Excluded Contracts (the “Intangibles”).

The Real Property, Personal Property and the Contracts and the Intangibles are referred to collectively herein as the “Property”.

2.	Purchase Price. The Purchase Price shall be payable as follows:

2.1	Deposit. Within one (1) business day after full execution and delivery of this Agreement to Escrow, Buyer shall deliver to Escrow Holder the Initial Deposit in immediately available funds. If Buyer does not approve of the results of its investigation of the Property prior to the expiration of the Due Diligence Period, the Initial Deposit shall be refunded to Buyer.

2.2	Additional Deposit. Upon the expiration of the Due Diligence Period and provided that Buyer has approved of the due diligence materials as provided in Section 3.4, below, Buyer shall make the Additional Deposit, and the Initial Deposit and the Additional Deposit shall be non-refundable (except in the event of a default by Seller or the failure of any other condition to Buyer’s obligation under this Agreement) and shall either be applied toward the payment of the Purchase Price on the Close of Escrow or retained by Seller as liquidated damages as provided in Section 14.1 if the Close of Escrow does not occur.

2.3	Balance. Buyer shall deposit into Escrow an amount (“Cash Balance”), in immediately available federal funds equal to the Purchase Price minus the Deposit and increased or decreased by the net amount of any credits due or any items chargeable to Buyer under this Agreement. Buyer shall deposit the Cash Balance into Escrow in the form of immediately available funds one (1) business day before the Closing Date or on such earlier date as may be required by the Escrow Holder such that Escrow Holder will be in a position to disburse the cash proceeds to Seller on the Closing Date.

2.4	Interest. At the request of Buyer, all funds received from or for the account of Buyer shall be deposited by Escrow Holder in an interest-bearing account with a federally insured state or national bank located in California. The term “Deposit” shall refer to the Initial Deposit and if deposited, the Additional Deposit and all interest accrued on both

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

3.	Escrow; Closing Conditions

3.1	Escrow. Upon the Effective Date, this Agreement shall constitute the joint escrow instructions of Buyer and Seller to Escrow Holder to open an escrow (“Escrow”) for the consummation of the sale of the Property to Buyer pursuant to the terms of this Agreement. Upon Escrow Holder’s receipt of the Deposit and Escrow Holder’s written acceptance of this Agreement, Escrow Holder is authorized to act in accordance with the terms of this Agreement. Buyer and Seller shall execute Escrow Holder’s general escrow instructions upon request; provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control. Upon the Close of Escrow, Escrow Holder shall pay any sum owed to Seller with immediately available funds.

3.2	Closing Date. The Escrow shall close (“Close of Escrow” or “Closing Date”) on or before the Closing Date, provided that all express conditions to the Close of Escrow set forth in this Agreement have been satisfied or waived by the party intended to be benefited thereby.

3.3	Buyer’s Conditions to Closing. The Close of Escrow is subject to and contingent on the satisfaction of the following conditions or the waiver of the same by Buyer in writing:

3.3.1	Inspection. Buyer’s approval, in its sole and absolute discretion, of the condition of the Property (including without limitation an inspection for zoning, land use, environmental and other laws, regulations and restrictions) at Buyer’s sole cost and expense prior to the expiration of the Due Diligence Period.

(a)	Buyer commenced Buyer’s physical inspection of the Property on the Effective Date.
After Seller’s receipt of written evidence that Buyer has procured the insurance required by Section 3.3.1(c) of this Agreement, Buyer shall have the right to inspect the premises occupied by Pei Wei Asian Diner, Nextel Retail Stores and Tetra Tech, Inc. (the “Other Tenants”) from time to time by notifying Seller who shall promptly provide notice to the Other Tenants in accordance with the terms of their leases and schedule times for such visits that are reasonably acceptable to Buyer. Seller or its representatives shall have the option to be present at any visits to the Premises of the Other Tenants. Buyer’s physical inspection of the Property shall be conducted during normal business hours at times mutually acceptable to Buyer and Seller. No invasive testing, drilling or boring shall be done without the prior notification of Seller and Seller’s written permission of the same.

(b)	Buyer acknowledges that prior to the expiration of the Due Diligence Period: (i) Buyer has or will have conducted such surveys and inspections and (ii) Buyer has or will have had adequate opportunity to make such inspection of the Property (including an inspection for zoning, land use, environmental and other laws, regulations and restrictions) as Buyer has, in Buyer’s discretion, deemed necessary or advisable as a condition precedent to Buyer’s purchase of the Property and to determine the physical, environmental and land use characteristics of the Property and its suitability for Buyer’s intended use.

(c)	Buyer shall obtain or cause its consultants to obtain, at Buyer’s sole cost and expense prior to commencement of any investigative activities on the Property, a policy of commercial general liability insurance covering any and all liability of Buyer and Seller with respect to or arising out of any investigative activities. Such policy of insurance shall be kept and maintained in force during the term of this Agreement and so long thereafter as necessary to cover any claims of damages suffered by persons or property resulting from any acts or omissions of Buyer, Buyer’s employees, agents, contractors, suppliers, consultants or other related parties. Such policy of insurance shall have liability limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence for bodily injury, personal injury and property damage liability and shall name Seller as an additional insured.

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

(d)	Buyer shall protect, indemnify, defend and hold the Property, Seller and Seller’s officers, directors, shareholders, participants, affiliates, employees, representatives, invitees, agents and contractors free and harmless from and against any and all claims, damages, liens, stop notices, liabilities, losses, costs and expenses, including reasonable attorneys’ fees and court costs, resulting from Buyer’s inspection and testing of the Property, including, without limitation, repairing any and all damages to any portion of the Property, to the extent arising out of or related (directly or indirectly) to Buyer’s conducting such inspections, surveys, tests, and studies. Buyer shall keep the Property free and clear of any mechanics’ liens or materialmen’s liens related to Buyer’s right of inspection and related activities. The Buyer’s indemnification obligations set forth herein shall survive the Close of Escrow and shall not be merged with the Deed, and shall survive the termination of this Agreement.

(e)	It is understood by the parties that, except as otherwise expressly provided in Section 7, Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in Seller’s files or in the documents produced by Seller, including, without limitation, any environmental audit or report.

(f)	Buyer shall not have any discussions with any tenants at the Property without first giving Seller reasonable prior notice and a reasonable opportunity to be present at such contact or discussions. Buyer shall not contact the City, County or any other governmental agencies without first giving Seller reasonable prior notice and a reasonable opportunity to be present at such contact or discussions.

3.3.2	Title Policy. The Title Company’s commitment to issue or the issuance of the Buyer’s Title Policy complying with the requirements of Section 3.7.2 below.

3.3.3	Due Diligence Items. Buyer shall review for approval or disapproval all Due Diligence Items (as defined below) within the Due Diligence Period. Seller has delivered to Buyer, for Buyer’s review, copies of the items listed on Exhibit B attached hereto (“Due Diligence Items”). Upon the termination of this Agreement prior to the Close of Escrow, Buyer shall deliver to Seller (a) all Due Diligence Items relating to the Property and (b) copies of any tests or studies (“Tests”) prepared by or on behalf of Buyer with respect to the Property. The Tests shall be delivered to Seller without any representation or warranty as to items contained therein and shall be subject to any limitations on the use of the Tests that may exist in the agreements between Buyer and the consultants providing those tests.

3.3.4	Estoppel Certificates. Seller has or shall promptly request from the Other Tenants and use commercially reasonable efforts to obtain, at least five (5) days prior to the expiration of the Due Diligence Period (the “Estoppel Delivery Date”) an estoppel certificate from each of the Other Tenants at the Property in the form provided for estoppel certificates under the tenants’ leases. If such estoppel certificates are obtained by the Estoppel Delivery Date, then if Buyer approves or is deemed to have approved the Property as provided in this Agreement, then the estoppel certificates shall also be deemed approved and Seller shall have no further obligation with respect thereto.

3.3.5	Performance by Seller. Performance in all material respects of the obligations and covenants of, and deliveries required of, Seller hereunder.

3.3.6	Seller’s Representation. The representation and warranties by Seller set forth in Section 7 being true and correct in all material respects as of the Close of Escrow.

3.4	Approval Procedure. Buyer shall notify Seller of Buyer’s approval, if at all, of the matters described in Sections 3.3.1(a), 3.3.1(b), 3.3.3 and 3.3.4 by written notice delivered to Seller and Escrow Holder by the expiration of the Due Diligence Period. Buyer’s failure to approve any of the matters described in Sections 3.3.1(a), 3.3.1(b), 3.3.3 and 3.3.4 by the expiration of the Due Diligence Period in the manner

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

described, shall be deemed Buyer’s disapproval of such matter. In no event shall Buyer have the right to disapprove any such item after the expiration of the Due Diligence Period except for any New Title Exceptions as defined in Section 3.7.5. At any time prior to the expiration of the Due Diligence Period, Buyer may identify any Contracts (other than the Contracts set forth on Exhibit C [the “Non-Terminable Contracts"]) which it does not intend to assume in connection with the purchase of the Property (the “Excluded Contracts”).

3.5	Termination. This Agreement shall automatically terminate (i) if Buyer notifies Seller and Escrow Holder in writing prior to the expiration of the Due Diligence Period that Buyer has decided not to proceed with the purchase of the Property for any reason, or (ii) upon Buyer’s failure to give written approval, prior to the expiration of the Due Diligence Period, or such earlier date as is specified in this Agreement, of each of the matters described in Sections 3.3.1, 3.3.3 or 3.3.4 or (iii) as provided in Sections 3.7.4 or 3.7.5. Upon termination of this Agreement pursuant to this Section 3.5 or pursuant to Section 7: (a) each party shall promptly execute and deliver to Escrow Holder such documents as Escrow Holder may reasonably require to evidence such termination; (b) Escrow Holder shall return all documents to the respective parties who delivered such documents to Escrow; (c) Escrow Holder shall return the Deposit to Buyer, (d) Buyer and Seller shall each pay one-half (1/2) of Escrow Holder’s title and escrow cancellation fees, if any; (e) Buyer shall return to Seller all Due Diligence Items in Buyer’s possession relating to the Property together with copies of any Tests as provided in Section 3.3.3 and (f) the respective obligations of Buyer and Seller under this Agreement shall terminate; provided, however, notwithstanding the foregoing, Buyer’s indemnity obligations under Section 3.3.1(d) shall survive any such termination of the Agreement, and the termination of this Agreement shall not release any other indemnity obligation of Buyer or Seller. Upon termination of this Agreement prior to the Close of Escrow, Buyer’s right of first offer to purchase (“ROFO”)as set forth in Section 32 in the Lease Agreement between Seller and Buyer dated June 30, 2000 (as amended, the “Buyer Lease”) shall not apply to any Sale by Seller for which Seller has entered into any written agreement to sell the Property by the date which is one year after Buyer terminates this Agreement.

3.6	Seller’s Conditions to Closing. The obligations of Seller to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of same by Seller in writing:

3.6.1	Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date made and as of the Close of Escrow with the same effect as though such representations and warranties were made at and as of the Close of Escrow.

3.6.2	Covenants. Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by Buyer prior to or at the Close of Escrow.

3.6.3	Management Agreement. Buyer and Seller shall have agreed on the terms and form of a Management Agreement (the “Management Agreement”) whereby an affiliate of Seller, Kearny Real Estate Company, shall manage the Property on behalf of Buyer after the Close of Escrow. Buyer and Seller agree to negotiate in good faith and to devote sufficient resources to the negotiation of the Management Agreement, during the Due Diligence Period.

3.7	Title and Title Insurance.

3.7.1	Deed. On the Closing Date, Seller shall convey title to the Property to Buyer by grant deed in the form of Exhibit C attached hereto and incorporated herein by this reference (“Deed”).

3.7.2	Buyer’s Title Policy. At the Close of Escrow, Escrow Holder shall cause the Title Company to issue to Buyer a CLTA Standard Coverage Owner’s Policy of Title Insurance (“Buyer’s Title Policy”) which:

(a)	shall be written with liability in the amount of the Purchase Price; and

(b)	shall insure title to the Property, to be vested in Buyer, subject only to the Permitted

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

Exceptions as defined below.

3.7.3	ALTA Policy. Buyer shall have the right to procure an ALTA Extended Coverage Owner’s Policy of Title Insurance (“ALTA Policy”) as long as the issuance of the ALTA Policy does not delay or extend the Closing Date.

3.7.4	Permitted Exceptions. Attached hereto as Exhibit E is a copy of a preliminary report of title to the Real Property (the “Preliminary Report”) issued by the Title Company. Except as provided in the next sentence, all matters described in the Preliminary Report and in Section 3.7.5, together with all title conditions created by Buyer or resulting from the acts of Buyer or its agents or representatives, are referred to herein as the “Permitted Exceptions.” Permitted Exceptions do not include (i) any judgment lien, delinquent taxes, bonds or assessments which result solely from Seller’s actions or omissions; (ii) any deed of trust, and/or any other lien or encumbrance representing monies owed; (iii) any liens, encumbrances, or other claims and interests which have been placed upon or against the Property after the date of the Preliminary Report voluntarily by Seller; (iv) any exception relating to Seller’s authority to enter into and/or perform this Agreement and/or the authority of any person or persons executing this Agreement on behalf of Seller or (v) Exceptions numbered 6, 8 and 9 on the Preliminary Report relating to prior leases at the Property or (vi) Exception number 12 on the Preliminary Report relating to a lien for personal property taxes. Seller shall cause all of the items described in the preceding sentence, to be eliminated or cured by endorsement (provided that such endorsement includes the agreement of the title company to issue the same coverage to subsequent owners and encumbrances of the Property without charge) at Seller’s expense on or before the Close of Escrow. The removal or elimination of any other title exception reflected in the Preliminary Report shall be a matter solely between Buyer and Title Company. Any references to property taxes, bonds and/or assessments shall be subject to, and shall not relieve Seller from, Seller’s obligations under this Section and/or Seller’s obligation with respect to the proration of such items at the Close of Escrow as provided in Section 3.12. After the expiration of the Due Diligence Period, except as provided in Section 3.7.5, Buyer has no right to terminate or cancel this Agreement or delay the Closing Date in order to obtain the title endorsements or elimination of exceptions that Buyer may desire. Buyer may elect to obtain an ALTA extended coverage owner’s title policy, so long as the Closing is not delayed as a result.

3.7.5	If any supplement to the Preliminary Report is issued prior to the Close of Escrow which shows any new, additional or modified exceptions from the exceptions set forth in the Preliminary Report (each a “New Exception”) then: (a) if such New Exception was created or arose from acts or omissions of Buyer, then such New Exception shall constitute a Permitted Exception, (b) if such New Exception was created or arose from the acts or omissions of Seller then Seller shall cause that New Exception to be eliminated at Seller’s expense before the Close of Escrow and (c) if such New Exception is newly discovered or disclosed by the Title Company but did not arise from the acts or omissions of Seller or Buyer, then Buyer shall have the right to approve or disapprove such New Exception by written notice (“Buyer’s Notice”) to Seller no later than five (5) business days following the date of receipt by Buyer of such supplement to the Preliminary Report, with the New Exceptions specifically identified, together with complete copies of any documents or instruments evidencing or referenced in such New Exception. If Buyer so disapproves a New Exception, then Seller shall have the right, but not the obligation to cure such exception within five (5) business days thereafter. If Seller fails to cure such New Exception then the Agreement shall be deemed terminated and Buyer shall receive a refund of the Deposit.

3.7.6	Without limiting the generality of any other provision hereof or in the Deed, but subject to Section 3.5, Buyer agrees to take title to the Real Property subject to all matters that could be ascertained by a reasonable inspection or survey of the Property, and all laws, rules and regulations governing the use and development of the Real Property at the Closing Date.

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

3.8	Closing Costs and Charges.

3.8.1	Seller’s Costs. Seller shall pay (a) one-half (1/2) of Escrow Holder’s fees; (b) all expenses and charges incurred in connection with the discharge of delinquent taxes, if any, which may be required in order for the Title Company to issue the Buyer’s Title Policy in accordance with Section 3.7.2(b) above; (c) the cost of obtaining a CLTA title policy; (d) all documentary transfer taxes payable in connection with the transfer of the Property, (e) Seller’s share of prorations as determined in accordance with Section 3.12.

3.8.2	Buyer’s Costs. Buyer shall pay (a) one-half (1/2) of the Escrow Holder’s fee; (b) the additional premium for obtaining an ALTA Policy and the cost of any survey or other item needed for such policy; (d) the cost of all endorsements to Buyer’s Title Policy; (e) the cost for any lender’s title policy or endorsements; (f) Buyer’s share of prorations as determined in accordance with Section 3.12 and (g) all document recording charges.

3.8.3	Other Costs. All other costs, if any, shall be apportioned in the customary manner for real property transactions in the County where the Real Property is located.

3.9	Deposit of Documents and Funds by Seller. Not later than one (1) business day prior to the Closing Date, Seller shall deposit the following items into Escrow, each of which shall be duly executed and acknowledged by Seller where appropriate:

3.9.1	The Deed;

3.9.2	A bill of sale in the form of Exhibit F attached hereto and incorporated by reference herein (“Bill of Sale");

3.9.3	An affidavit executed by Seller to the effect that Seller is not a “foreign person” within the meaning of Internal Revenue Code Section 1445 (“Certification") and an executed California Real Estate Withholding Exemption Form 593W (“Form 593-W”);

3.9.4	Two (2) counterparts of an assignment and assumption, duly executed by Seller, assigning to Buyer, without warranty, all of Seller’s right, title, and interest in and to all agreements and Contracts and Intangibles related to the Property other than the Excluded Contracts, all to the extent transferable by Seller, in the form of Exhibit G attached hereto and incorporated herein by this reference (“General Assignment");

3.9.5	Two executed counterparts of the Management Agreement in ; and

3.9.6	Other documents pertaining to Seller’s authority to record the Deed that may reasonably be required by Escrow Holder to close the Escrow in accordance with this Agreement.

3.10	Deposit of Documents and Funds by Buyer. Not later than one (1) business day prior to the Closing Date, Buyer shall deposit the following items into Escrow:

3.10.1	The Cash Balance;

3.10.2	Two executed counterparts the General Assignment

3.10.3	Two executed counterparts of the Management Agreement, and;

3.10.4	All other funds and documents as may reasonably be required by Escrow Holder to close the Escrow in accordance with this Agreement.

3.11	Delivery of Documents and Funds at Closing. Provided that all conditions to closing set forth in this Agreement have been satisfied or, as to any condition not satisfied, waived by the party intended to be benefited thereby, on the Closing Date Escrow Holder shall conduct the closing by recording or distributing the following documents and funds in the following manner:

3.11.1	Recorded Documents. Record the Deed in the Official Records of the County in which the Real Property is located;

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

3.11.2	Buyer’s Documents. Deliver to Buyer: (a) the original Buyer’s Title Policy; (b) the original Bill of Sale; (c) the original Certification; (d) the original Form 597; and (e) a fully executed original of the General Assignment;

3.11.3	Purchase Price. Deliver to Seller the Purchase Price and such other funds, if any, as may be due to Seller by reason of credits under this Agreement, less all items chargeable to Seller under this Agreement, and a fully executed original of the General Assignment.

3.12	Prorations and Adjustments. The following shall be prorated and adjusted between Seller and Buyer as of the Close of Escrow except as otherwise specified:

3.12.1 Rents. Rents shall be prorated as of the Close of Escrow and Buyer’s share of such rents shall be credited against the Purchase Price if and to the extent such rents have been collected by Seller as of the day prior to the Close of Escrow. Buyer shall have the right to continue to pursue the collection of Seller’s share of rents that have not been collected by the Close of Escrow and Buyer will cooperate with Seller in such collection; provided that Buyer shall not be required to incur any material out-of-pocket expenses in connection therewith. Any rents collected by Buyer from a tenant after the Close of Escrow will apply first to rents which accrue from that tenant after the Close of Escrow and then to the rents which have accrued for that tenant prior to the Close of Escrow. Notwithstanding the foregoing, if Buyer receives rents after the Close of Escrow which relate to the period prior to the Close of Escrow to which Seller is entitled under this Section, Buyer shall promptly remit to Seller all of such amounts. Seller shall promptly remit to Buyer all rents received by Seller after the Close of Escrow to which Buyer is entitled under this Section. Rents shall be prorated based on the day of the month in which the Close of Escrow occurs and the actual number of days in that month.

3.12.2 CAM Prorations. Any costs incurred by Seller for expenses that are reimbursable by tenants pursuant to the Leases, including without limitation real estate taxes, insurance premiums, electricity, other utilities, sign rents (if any) and other common area or other expenses (collectively “CAM Expenses”) and collections from tenants for such CAM Expenses (“CAM Collections”) shall be prorated as provided herein.

(a) Preparation of CAM Proration Statement. At least two (2) business days prior to the Close of Escrow or such other date as the parties may agree, Seller shall provide a statement (the “CAM Proration Statement”) of CAM Expenses incurred for the current year and CAM Collections from tenants for the current year. Such statement shall show such charges and collections as of the date which is ten (10) business days prior to the Close of Escrow (the “Statement Date”) or such other date as the parties may agree. If the CAM Expenses incurred for the current year are less than the CAM Collections for the current year, Buyer shall receive a credit for the difference. If the CAM Expenses incurred for the current year are greater than the CAM Collections for the current year, the Seller shall receive a credit for the difference. The CAM Proration Statement shall show the credit to Buyer or Seller and a per diem amount which shall be applied through the Close of Escrow. Buyer shall after the Close of Escrow assume all responsibility for CAM collections, refunds of overpayments and reconciliations as provided in the leases for the tenants for the current year. Except as provided in Section 3.12.2 (d), the proration of CAM Expenses and Collections shall not be subject to adjustment after the Close of Escrow.

(b) CAM Collections. All CAM Collections actually received by Seller from tenants for the calendar year through the month prior to the Statement Date shall be shown on the CAM Proration Statement. All CAM Collections for the month in which the Statement Date occurs shall be prorated as of the Statement Date based on the actual number of days in the month in which the Statement Date occurs.

(c) CAM Expenses. All payments actually made by Seller for CAM Expenses shall be shown on the CAM Proration Statement. Unpaid invoices and other amounts due for CAM Expenses shall be prorated as of the Statement Date based on a 365 day year.

(d) Amortization of CAM Expenses. All CAM Expenses which are amortized capital expenses shall be amortized on the same basis such expenses were amortized by Seller with respect to CAM Collections in the prior year. If there is a new capital expense which is required by the terms of the Leases to be amortized,

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Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

then such capital expense may be amortized over a time period selected by Buyer; provided however, that Buyer must amortize such expense over that same time period in the next annual reconciliation of CAM’s performed by Buyer after the Close of Escrow. Buyer shall perform such reconciliation within the time periods provided by the Leases, but in no event later than ninety (90) days after the end of the calendar year and provide a copy of such reconciliation to Seller at the same time as provided to the tenants. If Buyer uses a shorter amortization period for that capital expense on the annual reconciliation than was used on the CAM Proration Statement, then the CAM Proration Statement shall be recalculated based on the shorter amortization period and Buyer shall promptly pay to Seller any amounts due in connection therewith together with interest at the rate of ten percent (10%) per annum from the Close of Escrow until the date of payment.

(e) Expense Caps. If any tenant is subject to a cap on its expense reimbursement then the CAM Proration Statement shall cap the CAM Collections from such tenant based on the prorated amount of the expense cap as provided herein. If the expense cap is a fixed dollar amount, it shall be prorated as of the Statement Date based on a 365 day year. If the expense cap is a percentage, then the cap shall be prorated based on the following formula: Prorated cap percentage = [(1 + cap percentage expressed as a decimal) ^ (x/365)] —1. Where X is the number of days from January 1 to the Statement Date.

3.12.3 Tenant Deposits. An amount equal to the aggregate amount of all tenant security and other deposits held by Seller (collectively, the “Tenant Deposits”) under the Leases shall be credited against the Purchase Price at the Close of Escrow. Seller shall retain as Seller’s own funds any Tenant Deposits held by Seller, but such Tenant Deposits shall be deemed transferred to Buyer as if a cash payment were made by Seller to Buyer.

3.12.4 Operating Expenses. To the extent possible, all utilities and other services and any assumed contracts shall be put into Buyer’s name as of the Close of Escrow so that no operating expense prorations are necessary. To the extent that this is not possible or does not occur, then subsequent to the Close of Escrow such items shall be prorated as of the Close of Escrow based on the actual number of days in that month.

3.12.5 Taxes. All real property taxes and assessments, personal property taxes and any premiums for insurance policies on the Property assumed by Buyer shall be prorated as of the Close of Escrow. Taxes shall be prorated based on a 365 day year.

3.12.6 Leasing Commissions. Seller shall pay in full all leasing commissions brokerage fees with respect to the existing terms of any Leases of the Property (whether or not yet due and payable).

3.12.7 Lease Costs. Seller shall pay in full the following amounts with respect to the Leases (the “Lease Costs"):

(a) Tenant improvement allowances (if any) specified in the Leases to be payable to tenants under the Leases with respect to their existing terms in effect on the Close of Escrow (whether or not yet due and payable).

(b) Costs of completing tenant improvements (if any) specified in the Leases with respect to their existing terms in effect on the Close of Escrow to be performed by Landlord (whether or not yet due and payable).

3.12.8 Buyer Lease Reimbursements. Seller shall have paid Buyer as tenant under the Buyer Lease the sum of $189,508.72 for the Tenant Improvement Allowance obligation under the Buyer Lease. Any portion of such sum that is not paid by the Close of Escrow shall be a credit to the Purchase Price in favor of Buyer.

3.12.9 Management Agreements and Employees. Seller shall pay in full all obligations relating to employees or to the property management agreement with any property manager for the Property, terminate all property management agreements with any property manager and the employment of all employees of Seller at

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Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

the Property, terminate all Excluded Contracts (other than the Non-Terminable Contracts), and pay all costs of terminating the Excluded Contracts, the property manager and any employees.

3.12.10 Monument Signage. Seller shall obtain a bid from a reputable sign company to construct a monument sign for the Property in accordance with the plans and specifications set forth on Exhibit M to the Buyer Lease. At the Close of Escrow, Buyer shall receive a credit to the Purchase Price in the amount of the bid to construct the sign.

3.12.11 Conduit. Seller shall obtain a bid from Gordon and Williams for the installation of 2 — 4 inch conduits connecting the main telephone room in the Phase II Building to a pull box in the street right of way, in accordance with the Base Building Specifications set forth in the Buyer Lease. At the Close of Escrow, Buyer shall receive a credit to the Purchase Price in the amount of the bid to perform such work.

3.12.12 Basis of Proration/Adjustments. For purposes of calculating prorations, Buyer shall be deemed to be vested with title to the Property, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Close of Escrow occurs. All prorations set forth herein (other than for CAM Charges and Collection) shall be subject to adjustment outside of Escrow within sixty (60) days after the Close of Escrow to the extent new information becomes available to Buyer or Seller. All real property taxes and assessments, personal property taxes and any premiums for insurance policies on the Property assumed by Buyer, if any, shall be prorated as of the Close of Escrow.

3.13	Deliveries Outside of Escrow. Upon the Close of Escrow, the following items shall be delivered:

3.13.1 Documents. Seller shall deliver to Buyer outside of Escrow copies (or originals, to the extent available) of all of the following: (a) the Leases and (b) the Contracts and the original Estoppel Certificates executed by the tenants.

3.13.2 Personal Property. Seller shall deliver to Buyer (by leaving the same at the Improvements) possession of all the Personal Property.

4.	Improvement Assessment Liens: Subdivision and Development Bonds; Improvement Obligations

4.1	Assessment Liens. If and to the extent there exists any improvement assessment liens, Mello Roos bond payments or other similar assessments which encumber the Property, Buyer shall assume the obligation to pay any and all future installments of such bonds or assessment liens affecting the Property which accrue from and after the Close of Escrow. Any bond payments or assessment liens for the current payable period shall be prorated in accordance with Section 3.12 above and any past due and unpaid installments of such bonds or assessment liens shall be paid by Seller. Seller shall have no obligation to pay the entire principal amount of any of such assessments or bonds.

4.2	Subdivision and Development Bonds. If and to the extent there exists in favor of governmental bodies or agencies or other third parties improvement bonds (“Bonds") which insure the completion of off-site and on-site public improvements relating to the Property, the payment of all labor and materials relating to such improvements or the performance of the parties constructing such improvements, Buyer shall provide replacement bonds for the Bonds and Buyer shall be obligated to perform as required by the Bonds and/or any replacement bonds and to perform any and all work required to be performed by the obligee(s) thereunder on or after the Close of Escrow, and shall indemnify and defend Seller for and against, and hold Seller harmless from, any claims which may be made by the obligee(s) or the bonding company for recovery of the Bonds and/or any replacement bonds or the completion of such work required to be performed on or after the Close of Escrow. Seller shall indemnify and defend Buyer from and against and hold Buyer harmless from, any claims which may be made by the obligee(s) or the bonding company for recovery of the Bonds and/or any replacement bonds or the completion of work required to be performed prior to the Close of Escrow.

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Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

4.3	Improvement Obligations. In connection with the purchase of the Property, Buyer shall assume all improvement obligations relating to the Real Property required to be performed after the Close of Escrow, whether or not such agreements are of record with respect to the Property ,other than the obligations covered by Seller’s representation and warranty in Section 7.9.

5.	Commissions Buyer and Seller each represent and warrant to the other that there are no commissions, finder’s fees or brokerage fees arising out of the transactions contemplated by this Agreement other than a fee to Secured Capital Group payable by Seller and any fees to Investment Development Services that are payable by Buyer. Buyer shall indemnify and hold Seller harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in connection with claims for any such commissions, finders’ fees or brokerage fees arising out of Buyer’s conduct or the inaccuracy of the foregoing representation and/or warranty of Buyer. Seller shall indemnify and hold Buyer harmless from and against any and all liabilities, claims, demands, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs in connection with claims for any such commissions, finders’ fees or brokerage fees arising out of Seller’s conduct or the inaccuracy of the foregoing representation and/or warranty of Seller.

6.	Damage or Destruction; Condemnation

6.1	Uniform Act. This Agreement shall be governed by the Uniform Vendor and Buyer Risk Act as set forth in Section 1662 of the California Civil Code (“Act") as supplemented by this Section 6. For purposes of the Act, (a) a taking by eminent domain of a portion of the Property shall be deemed to affect a “material part” of the Property if the estimated value of the portion of the Property taken exceeds $750,000, and (b) the destruction of a “material part” of the Property shall be deemed to mean an insured or uninsured casualty to the Property following Buyer’s inspection of the Property and prior to the Close of Escrow having an estimated cost of repair which equals or exceeds $750,000.

6.2	Definitions. The phrase “estimated value” shall mean an estimate obtained from a M.A.I. appraiser, who has at least five (5) years experience evaluating property located in the County where the Real Property is located, similar in nature and function to that of the Property, selected by Seller and approved by Buyer, and the phrase “estimated cost of repair” shall mean an estimate obtained from an independent contractor selected by Seller and approved by Buyer. Buyer shall not unreasonably withhold, condition or delay Buyer’s approval under this Section.

6.3	Notice; Credit to Buyer. Buyer shall have the right to terminate this Agreement if all or a material part of the Property is destroyed without fault of Buyer or a material part of the Property is taken by eminent domain. Buyer shall give written notice of Buyer’s election to terminate this Agreement under the Act within five (5) business days after Buyer first learns of any damage to or condemnation of the Property which entitles Buyer to terminate this Agreement. If Buyer does not give such notice or if the portion destroyed or taken is not a material part of the Property, then this Agreement shall remain in full force and effect and there shall be no reduction in the Purchase Price, but Seller shall, at Close of Escrow, assign to Buyer (a) any insurance proceeds payable with respect to such damage; or (b) the entire award payable with respect to such condemnation proceeding, whichever is applicable.

7.	Seller’s Representations and Warranties. Seller makes the following representations and warranties which shall be true and correct as of the Close of Escrow. If prior to the Close of Escrow, Seller gives Buyer written notice of any facts or circumstances beyond the reasonable control of Seller which would render any such representations or warranties untrue as of the Close of Escrow, such occurrence shall not be considered default by Seller and Buyer’s sole right shall be to waive such representation and warranty and proceed with the Close of Escrow or terminate this Agreement and cancel the Escrow, in which case Escrow cancellation fees shall be paid by Seller and the Deposit shall be returned to Buyer. Seller shall not intentionally cause any representation to become untrue. For purposes of this Section 7, the phrase “to the best of Seller’s knowledge” shall mean the current actual knowledge of David Simon (as distinguished from constructive or other implied knowledge), without investigation or inquiry or a duty to investigate or inquire. In no event shall David Simon have any personal liability with respect to this Agreement or the representations or warranties contained herein. Seller hereby represents and warrants to Buyer that David Simon has been actively involved in the ownership, management and

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Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

development of the Property since its acquisition by Seller and is the person principally responsible for the management, operation and development of the Property.

7.1	Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation; and

7.2	Seller has the full power and authority to execute, deliver and perform its obligations under this Agreement.

7.3	Neither the execution or delivery of this Agreement, nor the consummation of the transaction contemplated herein, will conflict with, or constitute or result in a breach of, any contract, license or undertaking to which Seller is a party or by which the Property is bound, resulting in the creation of any lien or encumbrance upon the Property.

7.4	To the best of Seller’s knowledge, no legal or administrative proceeding is pending or threatened against Seller or the Property which would adversely affect the Property or Seller’s right to convey fee title to the Property to Buyer.

7.5	To the best of Seller’s knowledge, there are no condemnation or eminent domain proceedings pending or threatened with respect to the Property, and to the best of Seller’s knowledge there are no facts or conditions with respect to the Property which might give rise to such action or proceeding.

7.6	There are no pending requests or applications by Seller for any of the matters described in clauses (a), (b) or (c) of Section 13(iii).

7.7	The execution and delivery of this Agreement and the performance by Seller of all transactions contemplated by this Agreement do not require any consent or approval of any public or private authority which has not already been obtained.

7.8	Seller has not received any notice that the Property is not in material compliance with all applicable laws, except as may be disclosed in the Due Diligence Materials or except for such failures to comply, if any, which have been remedied.

7.9	The construction required to be completed by Landlord in connection with the Nextel Lease and the Pei Wei Lease to deliver the Phase III Building to those tenants has been substantially completed.

7.10	To the best of Seller’s knowledge, the documents delivered to Buyer pursuant to this Agreement constitute all of the Contracts and are true, correct and complete originals or copies of the originals and all documents executed by Seller in connection with this Agreement are true, correct and complete.

7.11	Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code).

7.12	Seller has not (a) commenced a voluntary case, or had enter against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any law relating to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, State or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (c) made an assignment for the benefit of creditors.

7.13	There are no outstanding bonds.

          The respective representations and warranties made by Seller in Sections 7, above, shall survive the Close of Escrow for a period of six (6) months and shall not merge into the Deed. Each of the representations and warranties of Seller and Buyer that is to survive the Closing shall be deemed remade as of the Close of Escrow. After the Close of Escrow, and so long as Buyer’s claim in made within six (6) months following the Close of Escrow, Seller shall

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Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

indemnify, defend, reimburse and hold harmless Buyer from and against any and all claims, demands, losses, obligations, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs, whether or not any action is filed or prosecuted) arising from or relating to any untruth of any of the representations and warranties made by Seller pursuant to Section 7. Seller agrees to maintain liquid assets of no less than $500,000 from the Close of Escrow until March 4, 2004 and to maintain liquid assets of no less than $250,000 from March 4, 2004 to June 5, 2004 solely for the purpose of remedying all or any portion of any claim that may be timely made hereunder by Buyer.

8.	Buyer’s Representations and Warranties. Buyer makes the following representations and warranties which shall be true and correct at the Close of Escrow.

8.1	Buyer is duly organized, validly existing, and in good standing under the laws of the state of its formation; and

8.2	Buyer has the full power and authority to execute, deliver and perform Buyer’s obligations under this Agreement.

8.3	Neither the execution or delivery of this Agreement, nor the consummation of the transaction contemplated herein, will conflict with, or constitute or result in a breach of, any contract, license or undertaking to which Buyer is a party.

8.4	Upon receipt of the amount set forth in Section 3.12.8, all of the Tenant Improvement Allowance required to be paid to Buyer pursuant to the Buyer Lease shall have been paid by Seller to Buyer and subject to the credits for the items set forth in section 3.12.10 and 3.12.11, Seller shall have satisfied all obligations relating to construction in any of the Premises occupied by Buyer at the Property.

After the Close of Escrow, and so long as Seller’s claim in made within six (6) months following the Close of Escrow Buyer shall indemnify, defend, reimburse and hold harmless Seller from and against any and all claims, demands, losses, obligations, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs, whether or not any action is filed or prosecuted) arising from or relating to any untruth of any of the representations and warranties made by Buyer pursuant to Section 8, above.

9.	Condition of Property. Buyer represents and warrants, which representations and warranties shall survive the Close of Escrow and not be merged with the Deed, that, as specified in Section 3.3.1 hereof, Buyer has, or shall have inspected and conducted tests and studies of the Property, and that Buyer is or will be prior to the Close of Escrow familiar with the general condition of the Property. Buyer understands and acknowledges that the Property may be subject to earthquake, fire, floods, erosion, high water table, dangerous underground soil conditions, hazardous materials and other occurrences that may alter its condition or affect its suitability for any proposed use. Except as provided in Section 7 hereof, Seller shall have no responsibility or liability with respect to any such occurrence or condition. Buyer represents and warrants that, except as provided in Section 7 of this Agreement, Buyer is acting, and will act only, upon information obtained by Buyer directly from Buyer’s own inspection of the Property. Once Buyer has approved this Property in its sole discretion pursuant to Section 3 of this Agreement, the suitability or lack of suitability of the Property for any proposed or intended use, or availability or lack of availability of (a) permits or approvals of governmental or regulatory authorities, or (b) easements, licenses or other rights with respect to any such proposed or intended use of the Property, shall not affect the rights or obligations of the Buyer hereunder.

10.	Property “As Is”.

10.1	No Side Agreements or Representations. No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as may be expressly set forth in this Agreement or any amendment hereto. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement, or any amendment hereto will be valid or binding on Seller.

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Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

10.2	AS IS CONDITION. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 7 HEREIN, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR ANY MATTER RELATED THERETO, INCLUDING, WITHOUT LIMITATION, THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, AND COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS. EXCEPT AS PROVIDED IN SECTION 7 OF THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN.

BY INITIALING BELOW, THE BUYER ACKNOWLEDGES THAT (i) THIS SECTION 10.2 HAS BEEN READ AND FULLY UNDERSTOOD, (ii) THE BUYER HAS HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (iii) THE BUYER HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 10.2.

BUYER’S INITIALS

11.	Governmental Approvals. Nothing contained in this Agreement shall be construed as authorizing Buyer to apply for a zone change, variance, subdivision maps, lot line adjustment or other discretionary governmental act, approval or permit with respect to the Property prior to the Close of Escrow, and Buyer agrees not to do so without Seller’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed so long as such action will not result in any cost or liability to Seller and will not become binding on Seller or bind the Property until after the Close of Escrow. Buyer agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Close of Escrow unless first approved by Seller, which approval shall not be unreasonably withheld, conditioned or delayed so long as such action will not result in any cost or liability to Seller and will not become binding on Seller or bind the Property until after the Close of Escrow. Once Buyer has approved the Property in its sole discretion pursuant to Section 3 of this Agreement, Buyer’s obtaining any variances, zoning amendments, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit will not be a condition precedent to its obligations under this Agreement.

12.	Release. Except as expressly set forth herein, Buyer and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Seller, its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf (“Released Parties”) from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any matters, affecting the property, or any portion thereof, except any Excluded Claims, as defined below. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release to Seller. Buyer specifically waives the provision of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.”

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Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants, which representation and warranty shall survive the Close of Escrow and not be merged with the Deed, that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants, which representation and warranty shall survive the Close of Escrow and not be merged with the Deed, that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller’s performance hereunder. The foregoing release shall not apply to any of the matters expressly contained in this Agreement or any Excluded Claims. As used herein, the term “Excluded Claims” means any and all losses, costs, claims, liabilities, expenses, demands or obligations arising out of or in connection with: (a) any breach of this Agreement by Seller, (b) any fraud or misrepresentation by Seller, including without limitation any breach of the representations and warranties contained in Section 7 after the Close of Escrow, (c) any tort claims which arise from any acts or negligent omissions of Seller or its agents, employees or contractors, or (d) any indemnification or other obligations which by the express terms of this Agreement survive the Close of Escrow. The release and waiver set forth in this Section 12 is not intended and shall not be construed to affect or impair any rights or remedies that Buyer may have against Seller as a result of a breach of any of Seller’s warranties or any other of Seller’s obligations under this Agreement or release Seller or any other party with respect to any Excluded Claims.

Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 12. Seller and Buyer have each initialed this Section 12 to further indicate their awareness and acceptance of each and every provision hereof.

SELLER’S INITIALS	BUYER’S INITIALS

13.	Conduct Prior to Closing. Seller shall continue to operate and maintain the Property in the manner in which the Property is currently operated and maintained. Seller shall maintain in force all existing permits, licenses, approvals and consents required in connection with the present use of the Property by any appropriate governmental or private authority. Seller shall not, without the prior written approval of Buyer, which approval will not be unreasonably withheld or delayed:

(i)	make any alterations to the Property except as (a) in the ordinary course of operating the Property or (b) required for routine maintenance;

(ii)	sell or transfer, or change the status of title of all or any portion of the Property or lease any portion of the Property other than the basement in the Phase II Building; provided that after the expiration of the Due Diligence Period, Seller shall not lease any portion of the basement of the Phase II Building without Buyer’s consent;

(iii)	initiate, join in, support or consent to, either directly or indirectly, (a) any subdivision of the Property, (b) any enactment of or change in any zoning ordinance, general plan, specific plan, private restrictive covenant, moratorium, interim control ordinance or other public or private restriction of any kind, whether temporary or permanent, which in any way limits, changes or otherwise affects the uses permitted on the Property by Seller or any successor owner thereof, other than (i) the Conditional Use Permits obtained to allow Pei Wei to operate a restaurant and serve alcoholic beverages, (ii) the Conditional Use Permit obtained to allow Nextel to operate its retail store, and (iii) the entitlement that enabled Seller to construct an additional 95,000 square foot office building on the Property (c) any use or alteration of all or any portion of the Property which would have a material adverse effect on the value of the Property, including without limitation and by way of illustration only, the introduction or creation of wetlands, grasslands or any sensitive or endangered plant or wildlife species on the Property, or (d) the creation of a special taxing or assessment district including the Property.

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Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

(iv)	enter into any contract affecting the Property or any part thereof which would be binding upon Buyer after the Closing.

If Seller shall request Buyer’s approval to any of the foregoing matters, Buyer shall have three (3) business days from its receipt of such request to give Seller notice of its approval or disapproval of such matter. If Buyer does not give such notice, and such failure continues for three (3) business days after a second written request from Seller, then such matter shall be deemed approved by Buyer.

14.	Default

14.1	LIQUIDATED DAMAGES — DEPOSIT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE PROPERTY TO BUYER IS NOT CONSUMMATED AS A RESULT OF BUYER’S DEFAULT UNDER THIS AGREEMENT AFTER THE SATISFACTION OF ALL CONDITIONS TO BUYER’S OBLIGATIONS UNDER THIS AGREEMENT AND THAT DEFAULT IS NOT CURED WITHIN TWO (2) BUSINESS DAYS AFTER NOTICE FROM SELLER, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS SELLER’S LIQUIDATED DAMAGES AS ITS SOLE REMEDY, EXCEPT AS PROVIDED IN THIS SECTION 14.1. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT SELLER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES, NOR WAIVE OR AFFECT SELLER’S RIGHTS AND BUYER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

SELLER’S INITIALS	BUYER’S INITIALS

14.2	Seller’s Default. If, after the expiration of the Due Diligence Period but prior to the Close of Escrow, any of the representations and warranties of Seller become untrue, Seller shall have until the Close of Escrow to cure such representation or provide a credit to Buyer, satisfactory to Buyer for the cost of such cure. If Seller does not complete the cure by the Close of Escrow and Buyer is unable to accept the Property in its uncured condition with the credit as a result of regulations imposed on Buyer as a regulated thrift, then the Closing Date shall be extended for up to ninety (90) days to allow Seller a reasonable time to cure the representation. Seller shall diligently pursue such cure. If Seller fails to cure such representation within the ninety (90) day period then Buyer shall have the remedies available in next sentence for failure to perform covenants. If Seller shall have materially failed to perform any of the Seller’s covenants within two (2) business days after notice to Seller that such covenants have not been performed within the time contained herein, Buyer may, in either case as its sole remedy (i) terminate Buyer’s obligations under this Agreement by written notice to Seller and Escrow Holder, in which event the Deposit shall be returned to Buyer by Escrow Holder and Seller shall reimburse Buyer its actual, documented out-of-pocket costs incurred in connection with its investigation and purchase of the Property, not to exceed $80,000 or (ii) obtain specific performance of this Agreement and attorneys’ fees and costs to the extent available under the terms of Section 16 of this Agreement, provided that Buyer is ready, willing and able to purchase the Property on the Close of Escrow and such ability is evidenced by the delivery of the Purchase Price to Escrow Holder or delivery of a commitment from Buyer’s lender or other evidence of Buyer’s ability to fund the Purchase Price on the Close of Escrow.

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

14.3	No Contesting Liquidated Damages. As material consideration to each party’s agreement to the liquidated damages provisions stated above, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damage provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made.

15.	Waiver of Trial by Jury. Seller and Buyer, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Buyer hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.

16.	Attorneys’ Fees. If any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

17.	Notices. All notices or other communications required under this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, delivered or sent via an overnight courier service with charges prepaid and shall be deemed received upon the earlier of: (a) if delivered personally or via overnight courier, the date of delivery, or (b) if mailed, upon the date of receipt as disclosed on the return receipt. All notices to Seller, Buyer and Escrow Holder shall be sent to such party’s address as set forth in the Summary. The foregoing addresses may be changed by written notice given in accordance with this Section. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next business day immediately following such Saturday, Sunday or legal holiday.

18.	Amendment; Complete Agreement. All amendments and supplements to this Agreement must be in writing and executed by Buyer and Seller. This Agreement contains the entire agreement and understanding between Buyer and Seller concerning the subject matter of this Agreement and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by Buyer or Seller concerning the Property or the other matters which are the subject of this Agreement. This Agreement has been drafted through a joint effort of the parties and their counsel and, therefore, shall not be construed in favor of or against either of the parties.

19.	Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

20.	Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

21.	Counterparts, Headings, and Defined Terms. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement.

22.	Time of the Essence. Time is of the essence of this Agreement.

23.	Waiver. No waiver by Buyer or Seller of any of the terms or conditions of this Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver.

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

24.	Third Parties. This Agreement is entered into for the sole benefit of Buyer and Seller and their respective permitted successors and assigns. No party other than Buyer and Seller and such permitted successors and assigns shall have any right of action under or rights or remedies by reason of this Agreement.

25.	Additional Documents. Each party agrees to perform any further acts and to execute and deliver such further documents which may be reasonably necessary to carry out the terms of this Agreement.

26.	Independent Counsel. Buyer and Seller each acknowledge that: (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel; and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by Seller’s counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller’s counsel prepared this Agreement in its final form.

27.	Assignment. Upon written notice at least five (5) business days prior to the Closing Date, Buyer may assign its rights under this Agreement to any entity that controls, is under common control with, or is controlled by Buyer without Seller’s consent. Other than is provided in the first sentence of this Section 27, Buyer shall not assign this Agreement without Seller’s prior written consent, which consent may be withheld in Seller’s sole and absolute discretion. Any purported assignment in violation of the terms of this Agreement shall be void. Notwithstanding the foregoing, Buyer may assign this Agreement without Seller’s consent to an entity wholly owned by Buyer so long as Buyer provides notice of such assignment no later than 5 business days prior to the Close of Escrow so that all closing documents can be modified to reflect such assignment.

28.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto.

29.	Exhibits. Each reference to a Section or Exhibit in this Agreement shall mean the sections of this Agreement and the exhibits attached to this Agreement, unless the context requires otherwise. Each such exhibit is incorporated herein by this reference.

30.	Duty of Confidentiality. Buyer and Seller represent and warrant that each shall keep all information and/or reports obtained from the other, or related to or connected with the Property, the other party, or this transaction, confidential and will not disclose any such information to any person or entity, with the exception of the officers, directors, employees, partners, agents, consultants or lenders of such party or as may otherwise be required by law, without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

31.	Survival. Except as specifically set forth in this Agreement, none of the representations, warranties or indemnities set forth herein shall survive the Close of Escrow.

32.	Tax-Deferred Exchange. Either party shall be permitted to assign its obligations under this Agreement to an intermediary for the purpose of effectuating a tax-deferred exchange, so long as such assignment shall not (a) delay or extend the Closing Date, or (b) require the other party to assume any additional obligations, incur any out-of-pocket expenses, or take title to any other property. Neither party shall be, in any way, responsible or liable for the tax or other consequences of the tax-deferred exchange (or attempted tax-deferred exchange) effected by the other party.

33.	No Effect Until Mutual Execution and Delivery. The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Property and/or obligations of the parties, and Buyer and Seller acknowledge that this Agreement shall be of no effect until it is duly executed and delivered by both Buyer and Seller. Buyer understands and agrees that Seller shall have the right to continue to market the Property and/or to negotiate with other potential Buyers of the Property until the expiration of the Due Diligence Period and the satisfaction or waiver in writing of all conditions to the obligations of Buyer under this Agreement.

[The next page is the signature page.]

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first above written.

SELLER:

MS PASADENA, LLC,
a Delaware limited liability company

By:

Name:

Title:

BUYER:

INDYMAC BANK, F.S.B.,
a Federal Savings Bank,

By:

Name:

Title:

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

EXHIBIT A

LEGAL DESCRIPTION

October 31, 2003

A-1

DESCRIPTION

Order No. 21057665

PARCEL 1:

THAT PORTION OF THE RANCHO SANTA ANITA, IN THE CITY OF PASADENA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHERLY TERMINUS OF THAT CERTAIN COURSE IN THE EASTERLY LINE OF HALSTEAD STREET HAVING A BEARING OF SOUTH 1 DEGREES 01 MINUTES 15 SECONDS EAST, AS DESCRIBED IN DEED RECORDED ON SEPTEMBER 24, 1952 AS INSTRUMENT NO. 2925 IN BOOK 39918 PAGE 306, OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE ALONG SAID EASTERLY LINE, NORTH 1 DEGREES 01 MINUTES 15 SECONDS WEST 577.95 FEET TO THE SOUTHWESTERLY CORNER OF THE LAND DESCRIBED IN LEASE EXECUTED BY HASTINGS RANCH VILLAGE, A CORPORATION, AS LESSOR, AND COMET THEATER ENTERPRISES, INC., A CORPORATION, AS LESSEE, RECORDED JUNE 15, 1950 AS INSTRUMENT NO. 2184 IN BOOK 33399 PAGE 194, OFFICIAL RECORDS OF SAID COUNTY; THENCE ALONG THE SOUTHERLY LINE OF SAID LAST MENTIONED LAND, NORTH 88 DEGREES 58 MINUTES 45 SECONDS EAST 600.61 FEET; THENCE SOUTH 1 DEGREES 01 MINUTES 15 SECONDS EAST TO THE NORTHERLY LINE OF FOOTHILL BOULEVARD, AS DESCRIBED IN DEED RECORDED ON DECEMBER 21, 1950 AS INSTRUMENT NO. 3240 IN BOOK 35136 PAGE 260, OFFICIAL RECORDS; THENCE ALONG SAID NORTHERLY LINE, SOUTH 88 DEGREES 58 MINUTES 45 SECONDS WEST TO THE NORTHEASTERLY LINE OF SAID HALSTEAD STREET; THENCE THEREON NORTH 46 DEGREES 01 MINUTES 15 SECONDS WEST 24.04 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

AT EASEMENT APPURTENANT TO PARCEL 1 OVER, ALONG, ACROSS AND UNDER A STRIP OF LAND 6 FEET IN WIDTH, MEASURED AT RIGHT ANGLES, FOR STORM DRAIN PURPOSES, FOR THE INSTALLATION OF A 15 INCH REINFORCED CONCRETE PIPE TO BE LAYED BELOW THE EXISTING SURFACE OF THE GROUND IN RANCHO SANTA ANITA, IN THE CITY OF PASADENA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, THE CENTER LINE OF WHICH IS DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN A LINE WHICH IS DISTANT NORTH 88 DEGREES 58 MINUTES 45 SECONDS EAST 640.61 FEET (MEASURED ALONG OR PARALLEL WITH THE HEREINAFTER MENTIONED NORTH LINE OF FOOTHILL BOULEVARD) FROM AND PARALLEL WITH THE CENTER LINE OF HALSTEAD STREET, 80 FEET WIDE, AS DESCRIBED IN DEED TO THE CITY OF PASADENA, RECORDED SEPTEMBER 24, 1952 AS INSTRUMENT NO. 2925 IN BOOK 39918 PAGE 306, OFFICIAL RECORDS OF SAID COUNTY, SAID POINT OF BEGINNING IS NORTH 1 DEGREES 01 MINUTES 15 SECONDS WEST 347.95 FEET FROM THE NORTH LINE OF FOOTHILL BOULEVARD, 92 FEET WIDE, AS SHOWN ON COUNTY SURVEYOR’S MAP NO. B-190, SHEET 2, ON FILE ON THE OFFICE OF THE COUNTY SURVEYOR OF SAID COUNTY; THENCE NORTH 88 DEGREES 58 MINUTES 45 SECONDS EAST 3 FEET; THENCE SOUTH 28 DEGREES 51 MINUTES 41 SECONDS EAST 81.37 FEET; THENCE SOUTH 1 DEGREES 01 MINUTES 15 SECONDS EAST 5 FEET, MORE OR LESS, TO THE WESTERLY END OF AS EXISTING 18 INCH CORRUGATED METAL DRAINAGE PIPE.

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

EXHIBIT B

DUE DILIGENCE DOCUMENTS

Buyer acknowledges receipt of the following documents:

Rent Roll	Rent Roll dated 7/23/03

Tenant Expense Reimbursement Schedules	June 2002 to May 2003 Estimated Operating Expenses and Base Years

Base Year Expense Amounts by Tenant	2001 Actuals and 2002 Base Year Calculations

Tenant Recovery Letters for most Recent Year	2002/2003 IndyMac Bank Reconciliation; 2003/2004 Estimate

Commencement Letters	Commencement Letter for Tetra Tech, Inc.

Property Tax Bills	Los Angeles County Secured Property Tax Bills — for Tax Years 2002/2003, 2001/2002, and 2000/2001

Parking Agreement	Parking Management Agreement dated 8/20/92 between MS Pasadena, LLC and Parking Network, Inc.

Parking Breakdown by Tenant	2003 INDYMAC Parking; Pasadena Corporate Park Parking Allocation; Pasadena Parking Analysis

Letters dated 6/23/03, 12/16/02, 6/26/02, and 6/21/02

Operating Statements (3 years), YTD Result	Year End 2002 and Year End 2001 Operating Statements (2001 in Kearny Monthly Report — Year End 12/15/01 — including Rent Roll

Accounts Payable/Receivable	Kearny Monthly Report — Year End 12/15/01 — including Aged Delinquency Report

Base Year Expense Amounts by Tenant	2001 Actuals and 2002 Base Year Calculations

Utility Bills — Monthly YTD and prior 12 months	For All Buildings: The Gas Co.: 11/7/01-12/10/02, 1/13/03-6/11/03 The City of Pasadena (Electric, Water, Sewer:
11/27/01-7/24/03

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

Certificates of Occupancy	3505 E. Foothill Blvd.; Permit No. BLD2001-00619; Parcel No. 5757-022-014; New Construction of Cast In Place Concrete Parking Structure 1/1/2 Levels 128,831 Sq.; Dated March 25, 2002
3465 E Foothill Blvd.; Permit No. BLD2000-00467 Parcel 5757-022-014; Tenant Improvement Of Three Floors (One Tenant) approximately 129,000 Sq. Ft.; Dated 3/20/01
3465 E. Foothill Blvd; Permit No. 99-02475; Int & Ext Renovations & Add 13,885 Sq. Ft; Dated 6/15/00
3475 E. Foothill Blvd; Permit No.: BLD2003-00368; Parcel No. 5757-022-014; All Interior Tenant Improvement 1st Floor Indymac Bank; Dated 7/03/03

Licenses and Permits	Elevator Permit — Elevator # 117681 — Permit effective from 9/22/03 through 7/8/04 — issued by State of California, Department of Industrial Relations, Division of Occupational Safety and Health

Proof of Insurance	Certificate of Liability Insurance — coverage with American Home Assurance and National Union Fire Insurance Company — #GS457-06-91 and #BE2860397 — coverage period from 6/15/03 through 6/15/04; Evidence of Property Insurance — coverage with Lexington, Nutmeg, Empire Indemnity, Lloyds, Sirius Indemnity, ICW, and Hartford — coverage period from 6/15/03 through 6/15/04

Existing Building Inspection Report	Property Evaluation of The Pasadena Corporate Center, prepared by Bear Stearns & Company, dated April 2003

Site Plan/Survey (Blueprint or 8.5x11)	Project Site Plan, prepared by House & Robertson Architects, Inc.

Floor Calculations/Plans (Reduced 8.5x11)	Floor Plans prepared by House & Robertson Architects, Inc.

Engineering, Physical Inspection, Assessments/Reports	Structural Evaluation & PML Estimate, prepared by Nabih Youssef & Associates, dated 4/23/03

Environmental Assessment Report (Phase 1)	Phase I Environmental Site Assessment prepared by MFG, Inc., dated 4/30/03

Asbestos Abatement Close-Out Documentation — Buildings 101, 102, and 110, 250-300 N. Halstead St., Pasadena, CA — prepared by KR Environmental Services, Inc., dated 10/12/01

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

Seismic Report	Structural Evaluation & PML Estimate, prepared by Nabih Youssef & Associates, dated 4/23/03

Conditional Use Permits	For Pei Wei and Nextel uses

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

EXHIBIT C

NON-TERMINABLE CONTRACTS

Elevators — Passenger / Freight — 3475	Schindler Elevator Corporation
FLS Monitoring — 3455 E. Foot	Pyro-Comm Systems, Inc.
FLS Monitoring — 3465	Pyro-Comm Systems, Inc.
FLS Monitoring — 3475	Pyro-Comm Systems, Inc.
FLS Monitoring — Garage	Pyro-Comm Systems, Inc.

October 31, 2003

C-1

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

EXHIBIT D

DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL THIS DEED

(Space Above for Recorder’s Use Only)

GRANT DEED

State of California
County of Los Angeles

Documentary Transfer Tax Shown
by Separate Affidavit Not of Record

THIS GRANT DEED is made this _______ day of _______, 2003, by MS PASADENA, LLC a Delaware limited liability company (“Grantor”), to INDYMAC BANK, F.S.B., a Federal Savings Bank, (“Grantee”).

WHEREAS, Grantor holds legal title to certain property more particularly described in Exhibit A hereto (the “Property”); and

WHEREAS, Grantor desires to convey to Grantee in fee simple all of its right, title and interest in and to the Property.

NOW THEREFORE in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor does hereby grant, bargain, sell and convey unto Grantee in fee simple the Property.

TOGETHER WITH all and singular the ways, easements, rights, privileges and appurtenances thereto or in any way appertaining, all improvements thereon and all the estate, right, title, interest and claim, either at law or in equity, of Grantor in the said Property.

However, this conveyance is made subject to the liens securing payment of ad valorem taxes for the current and all subsequent years, as well as to those matters of record, or matters that could be disclosed by a visual inspection or accurate survey of the Property, as of the date hereof.

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

IN WITNESS WHEREOF, Grantor has caused this Deed to be executed by its representative thereunto duly authorized as of the day and year first above written.

MS PASADENA, LLC
a Delaware limited liability company

By:	EXHIBIT — DO NOT SIGN

Name:

Title:

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

STATE OF __________________________)
                                                                        ) ss.

COUNTY OF ________________________)

On __________, before me, _______________, a Notary Public in and for said state, personally appeared __________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

October 31, 2003

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

EXHIBIT “A”
TO GRANT DEED

LEGAL DESCRIPTION

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

EXHIBIT E

PRELIMINARY TITLE REPORT

E-1

PRELIMINARY REPORT
Dated as of: October 19, 2003 at 7:30 AM
Order No.: 21057665 - X59

Reference:	250 N. HALSTEAD ST.
Regarding:	250 N. HALSTEAD ST.
PASADENA, CA

CHICAGO TITLE COMPANY hereby reports that it is prepared to issue, or cause to be issued, as of the date hereof, a Policy or Policies of Title Insurance describing the land and the estate or interest therein hereinafter set forth, insuring against loss which may be sustained by reason of any defect, lien or encumbrance not shown or referred to as an Exception in Schedule B or not excluded from coverage pursuant to the printed Schedules, Conditions and Stipulations of said Policy forms.

The Printed Exceptions and Exclusions from the coverage of said Policy or Policies are set forth in the attached list. Copies of the Policy forms are available upon request.

Please read the exceptions shown or referred to in Schedule B and the exceptions and exclusions set forth in the attached list of this report carefully. The exceptions and exclusions are meant to provide you with notice of matters which are not covered under the terms of the title insurance policy and should be carefully considered. It is important to note that this preliminary report is not a written representation as to the condition of title and may not list all liens, defects, and encumbrances affecting title to the land.

THIS REPORT (AND ANY SUPPLEMENTS OR AMENDMENTS HERETO) IS ISSUED SOLELY FOR THE PURPOSE OF FACILITATING THE ISSUANCE OF A POLICY OF TITLE INSURANCE AND NO LIABILITY IS ASSUMED HEREBY. IF IT IS DESIRED THAT LIABILITY BE ASSUMED PRIOR TO THE ISSUANCE OF A POLICY OF TITLE INSURANCE, A BINDER OR COMMITMENT SHOULD BE REQUESTED.

The form of policy of title insurance contemplated by this report is:

     CALIFORNIA LAND TITLE ASSOCIATION STANDARD COVERAGE POLICY

Title Department:

CHICAGO TITLE COMPANY
700 S. FLOWER ST., #900
LOS ANGELES, CA 90017
(213) 488-4300 Fax:

CLARK MCKINNON
X59

SCHEDULE A

ORDER NO: 21057665 X59                                                       Your Ref: 250 N. HALSTEAD ST.

1. The estate or interest in the land hereinafter described or referred to covered by this report is:

A FEE AS TO PARCEL 1;

AN EASEMENT MORE FULLY DESCRIBED BELOW AS TO PARCEL 2.

2. Title to said estate or interest at the date hereof is vested in:

MS PASADENA, LLC, A DELAWARE LIMITED LIABILITY COMPANY

3.	The land referred to in this report is situated in the State of California, County of LOS ANGELES and is described as follows:

SEE ATTACHED DESCRIPTION

Order No. 21057665

DESCRIPTION

PARCEL 1:

THAT PORTION OF THE RANCHO SANTA ANITA, IN THE CITY OF PASADENA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHERLY TERMINUS OF THAT CERTAIN COURSE IN THE EASTERLY LINE OF HALSTEAD STREET HAVING A BEARING OF SOUTH 1 DEGREES 01 MINUTES 15 SECONDS EAST, AS DESCRIBED IN DEED RECORDED ON SEPTEMBER 24, 1952 AS INSTRUMENT NO. 2925 IN BOOK 39918 PAGE 306, OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE ALONG SAID EASTERLY LINE, NORTH 1 DEGREES 01 MINUTES 15 SECONDS WEST 577.95 FEET TO THE SOUTHWESTERLY CORNER OF THE LAND DESCRIBED IN LEASE EXECUTED BY HASTINGS RANCH VILLAGE, A CORPORATION, AS LESSOR, AND COMET THEATER ENTERPRISES, INC., A CORPORATION, AS LESSEE, RECORDED JUNE 15, 1950 AS INSTRUMENT NO. 2184 IN BOOK 33399 PAGE 194, OFFICIAL RECORDS OF SAID COUNTY; THENCE ALONG THE SOUTHERLY LINE OF SAID LAST MENTIONED LAND, NORTH 88 DEGREES 58 MINUTES 45 SECONDS EAST 600.61 FEET; THENCE SOUTH 1 DEGREES 01 MINUTES 15 SECONDS EAST TO THE NORTHERLY LINE OF FOOTHILL BOULEVARD, AS DESCRIBED IN DEED RECORDED ON DECEMBER 21, 1950 AS INSTRUMENT NO. 3240 IN BOOK 35136 PAGE 260, OFFICIAL RECORDS; THENCE ALONG SAID NORTHERLY LINE, SOUTH 88 DEGREES 58 MINUTES 45 SECONDS WEST TO THE NORTHEASTERLY LINE OF SAID HALSTEAD STREET; THENCE THEREON NORTH 46 DEGREES 01 MINUTES 15 SECONDS WEST 24.04 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT APPURTENANT TO PARCEL 1 OVER, ALONG, ACROSS AND UNDER A STRIP OF LAND 6 FEET IN WIDTH, MEASURED AT RIGHT ANGLES, FOR STORM DRAIN PURPOSES, FOR THE INSTALLATION OF A 15 INCH REINFORCED CONCRETE PIPE TO BE LAYED BELOW THE EXISTING SURFACE OF THE GROUND IN RANCHO SANTA ANITA, IN THE CITY OF PASADENA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, THE CENTER LINE OF WHICH IS DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN A LINE WHICH IS DISTANT NORTH 88 DEGREES 58 MINUTES 45 SECONDS EAST 640.61 FEET (MEASURED ALONG OR PARALLEL WITH THE HEREINAFTER MENTIONED NORTH LINE OF FOOTHILL BOULEVARD) FROM AND PARALLEL WITH THE CENTER LINE OF HALSTEAD STREET, 80 FEET WIDE, AS DESCRIBED IN DEED TO THE CITY OF PASADENA, RECORDED SEPTEMBER 24, 1952 AS INSTRUMENT NO. 2925 IN BOOK 39918 PAGE 306, OFFICIAL RECORDS OF SAID COUNTY, SAID POINT OF BEGINNING IS NORTH 1 DEGREES 01 MINUTES 15 SECONDS WEST 347.95 FEET FROM THE NORTH LINE OF FOOTHILL BOULEVARD, 92 FEET WIDE, AS SHOWN ON COUNTY SURVEYOR’S MAP NO. B-190, SHEET 2, ON FILE IN THE OFFICE OF THE COUNTY SURVEYOR OF SAID COUNTY; THENCE NORTH 88 DEGREES 58 MINUTES 45 SECONDS EAST 3 FEET; THENCE SOUTH 28 DEGREES 51 MINUTES 41 SECONDS EAST 81.37 FEET; THENCE SOUTH 1 DEGREES 01 MINUTES 15 SECONDS EAST 5 FEET, MORE OR LESS, TO THE WESTERLY END OF AS EXISTING 18 INCH CORRUGATED METAL DRAINAGE PIPE.

SCHEDULE B

Order No.: 21057665 X59                                                            Your Ref: 250 N. HALSTEAD ST.

At the date hereof exceptions to coverage in addition to the printed Exceptions and Exclusions in the policy for designated on the face page of this Report would be as follows:

AH	1.	PROPERTY TAXES, INCLUDING ANY PERSONAL PROPERTY TAXES AND ANY ASSESSMENTS COLLECTED WITH TAXES, FOR THE FISCAL YEAR 2003-2004.

1ST INSTALLMENT:	$102,988.89
PENALTY:	$10,298.88 (DUE AFTER DECEMBER 10)
2ND INSTALLMENT:	$102,988.88
PENALTY AND COST:	$10,308.89 (DUE AFTER APRIL 10)
HOMEOWNERS EXEMPTION:	$NONE
CODE AREA:	7500
ASSESSMENT NO:	5757-022-014

C	2.	THE LIEN OF SUPPLEMENTAL OR ESCAPED ASSESSMENTS OF PROPERTY TAXES, IF ANY, MADE PURSUANT TO THE PROVISIONS OF PART 0.5, CHAPTER 3.5 OR PART 2, CHAPTER 3, ARTICLES 3 AND 4 RESPECTIVELY (COMMENCING WITH SECTION 75) OF THE REVENUE AND TAXATION CODE OF THE STATE OF CALIFORNIA AS A RESULT OF THE TRANSFER OF TITLE TO THE VESTEE NAMED IN SCHEDULE A; OR AS A RESULT OF CHANGES IN OWNERSHIP OR NEW CONSTRUCTION OCCURRING PRIOR TO DATE OF POLICY.
D	3.	THE RIGHT TO EXTEND AND MAINTAIN 1 1/2 TO 1 EXCAVATION SLOPES ON LAND ADJACENT TO LAND CONVEYED TO STATE OF CALIFORNIA (FOOTHILL BOULEVARD), BEYOND LIMITS OF SAID LAND OF STATE OF CALIFORNIA, WHERE REQUIRED FOR CONSTRUCTION AND MAINTENANCE OF 52 FOOT WIDTH OF ROADBED, PROVIDED THAT SUCH SLOPES SHALL NOT BE EXTENDED MORE THAN 10 FEET NORTHERLY MEASURED AT RIGHT ANGLES FROM NORTHERLY LINE OF SAID LAND OF STATE OF CALIFORNIA, AS CONVEYED TO THE STATE OF CALIFORNIA, IN DEEDS RECORDED DECEMBER 21, 1950 AS INSTRUMENT NOS. 3240 AND 3241.
E	4.	A RELEASE AND AGREEMENT WHEREIN THE HASTING RANCH VILLAGE, A CORPORATION, WAIVED CLAIMS FOR ANY AND ALL DAMAGES THAT MAY BE SUFFERED BY REASON OF THE CONSTRUCTION OF THE ROADWAY ALONG THE SOUTH LINE OF SAID LAND, TOGETHER WITH SLOPES, ETC., AS PROVIDED IN THE DEEDS LAST ABOVE MENTIONED.
F	5.	AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT

GRANTED TO:	THE CITY OF PASADENA
PURPOSE:	ELECTRIC AND TELEPHONE FACILITIES
RECORDED:	AUGUST 22, 1957 AS INSTRUMENT NO. 3079
AFFECTS:	THE NORTHERLY 6 FEET.

G	6.	A LEASE AFFECTING THE PREMISES HEREIN DESCRIBED, EXECUTED BY AND BETWEEN

SCHEDULE B

(continued)

Order No: 21057665 X59                                                            Your Ref: 250 N. HALSTEAD ST.

THE PARTIES HEREIN NAMED, WITH CERTAIN TERMS, COVENANTS, CONDITIONS AND PROVISIONS SET FORTH THEREIN.

LESSOR:	ORRIN K. EARL AND SARILDA R. EARL, HUSBAND AND WIFE
LESSEE:	ELECTRO OPTICAL SYSTEMS, INC., A CORPORATION
RECORDED:	MARCH 12, 1962 AS INSTRUMENT NO. 1359

H	AN AGREEMENT TO AMEND OR MODIFY CERTAIN PROVISIONS OF SAID LEASE, AS SET FORTH IN THE DOCUMENT EXECUTED BY:

AS LESSOR:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, A NEW YORK CORPORATION
AS LESSEE:	ELECTRO-OPTICAL SYSTEMS, INC., A CALIFORNIA CORPORATION
RECORDED:	JANUARY 15, 1965 AS INSTRUMENT NO. 4245

I	THE PRESENT OWNERSHIP OF THE LEASEHOLD CREATED BY SAID LEASE AND OTHER MATTERS AFFECTING THE INTEREST OF THE LESSEE ARE NOT SHOWN HEREIN.

J	AFFECTS:	THE HEREIN DESCRIBED LAND AND OTHER LAND.

K	7.	AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT

GRANTED TO:	CALIFORNIA WATER & TELEPHONE COMPANY, A CORPORATION
PURPOSE:	TELEPHONE UNDERGROUND CONDUITS AND CABLE SYSTEM
RECORDED:	OCTOBER 15, 1962 AS INSTRUMENT NO. 5994
AFFECTS:	3 FOOT ON EACH SIDE OF THE FOLLOWING DESCRIBED LINES:

BEGINNING AT A POINT ON THE EASTERLY LINE OF HALSTEAD STREET, SAID POINTS BEING DISTANT NORTHERLY FROM THE SOUTHWEST CORNER OF THE NORTH 250 FEET, 11.00 FEET; THENCE NORTH 88 DEGREES 58 MINUTES 45 SECONDS EAST, A DISTANCE OF 260.00 FEET; ALSO BEGINNING AT A POINT ON THE ABOVE DESCRIBED CENTER LINE, SAID POINT BEING DISTANT NORTH 88 DEGREES 58 MINUTES 45 SECONDS EAST 245.00 FEET FROM THE EASTERLY LINE OF HALSTEAD STREET; THENCE NORTH 1 DEGREES 01 MINUTES 15 SECONDS WEST, A DISTANCE OF 49.00 FEET.

L	8.	A LEASE AFFECTING THE PREMISES HEREIN DESCRIBED, EXECUTED BY AND BETWEEN THE PARTIES HEREIN NAMED, WITH CERTAIN TERMS, COVENANTS, CONDITIONS AND PROVISIONS SET FORTH THEREIN.

LESSOR:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

SCHEDULE B

(continued)

Order No: 21057665 X59                                                            Your Ref: 250 N. HALSTEAD ST.

LESSEE:	ELECTRO-OPTICAL SYSTEMS, INC.
RECORDED:	JANUARY 15, 1965 AS INSTRUMENT NO. 4246

M	AN AGREEMENT TO AMEND OR MODIFY CERTAIN PROVISIONS OF SAID LEASE, AS SET FORTH IN THE DOCUMENT EXECUTED BY:

AS LESSOR:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, A NEW YORK CORPORATION
AS LESSEE:	ELECTRO-OPTICAL SYSTEMS, INC., A CALIFORNIA CORPORATION
RECORDED:	MARCH 24, 1965 AS INSTRUMENT NO. 4015

N	THE PRESENT OWNERSHIP OF THE LEASEHOLD CREATED BY SAID LEASE AND OTHER MATTERS AFFECTING THE INTEREST OF THE LESSEE ARE NOT SHOWN HEREIN.

O AFFECTS:	THE HEREIN DESCRIBED LAND AND OTHER LAND.

P 9.	A LEASE AFFECTING THE PREMISES HEREIN DESCRIBED, EXECUTED BY AND BETWEEN THE PARTIES HEREIN NAMED, WITH CERTAIN TERMS, COVENANTS, CONDITIONS AND PROVISIONS SET FORTH THEREIN.

LESSOR:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
LESSEE:	ELECTRO-OPTICAL SYSTEMS, INC.
RECORDED:	JANUARY 15, 1965 AS INSTRUMENT NO 4247

Q	AN AGREEMENT TO AMEND OR MODIFY CERTAIN PROVISIONS OF SAID LEASE, AS SET FORTH IN THE DOCUMENT EXECUTED BY:

AS LESSOR:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, A NEW YORK CORPORATION
AS LESSEE:	ELECTRO-OPTICAL SYSTEMS, INC., A CALIFORNIA CORPORATION
RECORDED:	MARCH 24, 1965 AS INSTRUMENT NO. 4014

R	THE PRESENT OWNERSHIP OF THE LEASEHOLD CREATED BY SAID LEASE AND OTHER MATTERS AFFECTING THE INTEREST OF THE LESSEE ARE NOT SHOWN HEREIN.

S	AFFECTS: THE HEREIN DESCRIBED LAND AND OTHER LAND.

T 10.	AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT

SCHEDULE B

(continued)

Order No: 21057665 X59                                                      Your Ref: 250 N. HALSTEAD ST.

GRANTED TO:	CALIFORNIA WATER & TELEPHONE COMPANY, A CORPORATION
PURPOSE:	A TELEPHONE UNDERGROUND CONDUITS AND CABLE SYSTEMS
RECORDED:	JUNE 1, 1965 AS INSTRUMENT NO. 3338
AFFECTS:	A STRIP OF LAND 10 FEET WIDE, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHERLY LINE OF FOOTHILL BOULEVARD, SAID POINT BEING DISTANT WESTERLY FROM THE SOUTHEAST CORNER, 130.00 FEET; THENCE SOUTH 88 DEGREES 58 MINUTES 45 SECONDS WEST ALONG THE NORTHERLY LINE OF FOOTHILL BOULEVARD, A DISTANT OF 12.83 FEET; THENCE NORTH 39 DEGREES 50 MINUTES WEST, A DISTANCE OF 53.58 FEET; THENCE NORTH 88 DEGREES 58 MINUTES 45 SECONDS EAST, A DISTANCE OF 12.83 FEET; THENCE SOUTH 39 DEGREES 50 MINUTES EAST, A DISTANCE OF 53.58 FEET TO THE POINT OF BEGINNING.

U 11.	AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT

GRANTED TO:	GENERAL TELEPHONE COMPANY OF CALIFORNIA, A CORPORATION
PURPOSE:	UNDERGROUND CONDUITS, MANHOLES, CABLES, WIRES AND APPURTENANCES, FOR THE TRANSMISSION OF ELECTRIC ENERGY FOR COMMUNICATION AND OTHER PURPOSES
RECORDED:	MAY 8, 1968 AS INSTRUMENT NO. 2831
AFFECTS:	THE NORTH 3.0 FEET OF PARCEL 1.

V 12.	A LIEN FOR UNSECURED PROPERTY TAXES FILED BY THE TAX COLLECTOR OF THE COUNTY SHOWN, FOR THE AMOUNT SET FORTH, AND ANY OTHER AMOUNTS DUE.

COUNTY:	LOS ANGELES
FISCAL YEAR:	1996
TAXPAYER:	TEACHERS INS. AND
COUNTY IDENTIFICATION NUMBER:	96/49950273
AMOUNT:	$84,443.82
RECORDED:	MARCH 13, 1998 AS INSTRUMENT NO. 98-466076

W 13.	A DEED OF TRUST TO SECURE AN INDEBTEDNESS IN THE ORIGINAL AMOUNT SHOWN BELOW

AMOUNT:	$28,300,000.00
DATED:	MARCH 8, 1999
TRUSTOR:	MS PASADENA, LLC, A DELAWARE LIMITED LIABILITY COMPANY
TRUSTEE:	AMERICAN SECURITIES COMPANY, A CORPORATION
BENEFICIARY:	WELLS FARGO BANK, N.A.

SCHEDULE B

(continued)

Order No: 21057665 X59                                                            Your Ref: 250 N. HALSTEAD ST.

RECORDED:	MARCH 11, 1999 AS INSTRUMENT NO. 99-404433
ORIGINAL LOAN NUMBER:	2035TZL

X	AN AGREEMENT TO MODIFY THE TERMS AND PROVISIONS OF SAID DEED OF TRUST AS THEREIN PROVIDED

EXECUTED BY:	MS PASADENA, LLC. A DELAWARE LIMITED LIABILITY COMPANY AND WELLS FARGO BANK, N.A.
RECORDED:	JUNE 26, 2001 AS INSTRUMENT NO. 01-1098482

Y	AMONG OTHER THINGS, SAID DOCUMENT PROVIDES:

THAT THE INDEBTEDNESS UNDER SAID DEED OF TRUST SHOULD BE $34,500,000.00.

Z 14.	ANY CLAIM, WHICH ARISES OUT OF THE TRANSACTION VESTING IN THE INSURED THE ESTATE OR INTEREST INSURED BY THIS POLICY, BY REASON OF THE OPERATION OF FEDERAL BANKRUPTCY, STATE INSOLVENCY, OR SIMILAR CREDITORS’ RIGHTS LAWS, THAT IS BASED ON:

(i)	THE TRANSACTION CREATING THE ESTATE OR INTEREST INSURED BY THIS POLICY BEING DEEMED A FRAUDULENT CONVEYANCE OR FRAUDULENT TRANSFER; OR

(ii)	THE TRANSACTION CREATING THE ESTATE OR INTEREST INSURED BY THIS POLICY BEING DEEMED A PREFERENTIAL TRANSFER EXCEPT WHERE THE PREFERENTIAL TRANSFER RESULTS FROM THE FAILURE:

(A)	TO TIMELY RECORD THE INSTRUMENT OF TRANSFER; OR

(B)	OF SUCH RECORDATION TO IMPART NOTICE TO A PURCHASER FOR VALUE OR A JUDGMENT OR LIEN CREDITOR.

AI 15.	A DOCUMENT ENTITLED “SUBORDINATION AGREEMENT; ACKNOWLEDGEMENT OF LEASE ASSIGNMENT, ESTOPPEL ATTORNMENT AND NON-DISTURBANCE AGREEMENT”, DATED FEBRUARY 3, 2003 EXECUTED BY MS PASADENA LLC, WELLS FARGO BANK, AND PEI WEI ASIAN DINER, INC., SUBJECT TO ALL THE TERMS, PROVISIONS AND CONDITIONS THEREIN CONTAINED, RECORDED MAY 6, 2003 AS INSTRUMENT NO. 03-1282113.

AA	END OF SCHEDULE B

AB	NOTE NO. 1: THERE ARE NO CONVEYANCES AFFECTING SAID LAND, RECORDED WITHIN SIX (6) MONTHS OF THE DATE OF THIS REPORT.

AC	NOTE NO. 2: THE CHARGE FOR A POLICY OF TITLE INSURANCE, WHEN ISSUED THROUGH THIS TITLE ORDER, WILL BE BASED ON THE SHORT-TERM RATE.

SCHEDULE B

(continued)

Order No: 21057665     X59                                                    Your Ref:     250 N. HALSTEAD ST.

AD	NOTE NO. 3: WHEN THIS TITLE ORDER CLOSES AND IF CHICAGO TITLE IS HANDLING LOAN PROCEEDS THROUGH SUB-ESCROW, ALL TITLE CHARGES AND EXPENSES NORMALLY BILLED, WILL BE DEDUCTED FROM THOSE LOAN PROCEEDS (TITLE CHARGES AND EXPENSES WOULD INCLUDE TITLE PREMIUMS, ANY TAX OR BOND ADVANCES, DOCUMENTARY TRANSFER TAX AND RECORDING FEES, ETC.).

AE	NOTE NO. 4: IF THIS COMPANY IS REQUESTED TO DISBURSE FUNDS IN CONNECTION WITH THIS TRANSACTION, CHAPTER 598, STATUTES OF 1989 MANDATES HOLD PERIODS FOR CHECKS DEPOSITED TO ESCROW OR SUB-ESCROW ACCOUNTS. THE MANDATORY HOLD PERIOD FOR CASHIER’S CHECKS, CERTIFIED CHECKS AND TELLER’S CHECKS IS ONE BUSINESS DAY AFTER THE DAY DEPOSITED. OTHER CHECKS REQUIRE A HOLD PERIOD OF FROM TWO TO FIVE BUSINESS DAYS AFTER THE DAY DEPOSITED. IN THE EVENT THAT THE PARTIES TO THE CONTEMPLATED TRANSACTION WISH TO RECORD PRIOR TO THE TIME THAT THE FUNDS ARE AVAILABLE FOR DISBURSEMENT (AND SUBJECT TO COMPANY APPROVAL), THE COMPANY WILL REQUIRE THE PRIOR WRITTEN CONSENT OF THE PARTIES. UPON REQUEST, A FORM ACCEPTABLE TO THE COMPANY AUTHORIZING SAID EARLY RECORDING MAY BE PROVIDED TO ESCROW FOR EXECUTION.

WIRE TRANSFERS

THERE IS NO MANDATED HOLD PERIOD FOR FUNDS DEPOSITED BY CONFIRMED WIRE TRANSFER. THE COMPANY MAY DISBURSE SUCH FUNDS THE SAME DAY.

CHICAGO TITLE WILL DISBURSE BY WIRE (WIRE-OUT) ONLY COLLECTED FUNDS OR FUNDS RECEIVED BY CONFIRMED WIRE (WIRE-IN). THE FEE FOR EACH WIRE-OUT IS $25.00. THE COMPANY’S WIRE-IN INSTRUCTIONS ARE:

WIRE-IN INSTRUCTIONS FOR BANK OF AMERICA:

BANK:	BANK OF AMERICA 1850 GATEWAY BLVD. CONCORD, CA 94520
BANK ABA:	121000358
ACCOUNT NAME:	CHICAGO TITLE COMPANY BROADWAY PLAZA OFFICE
ACCOUNT NO.:	12351-50737
FOR CREDIT TO:	CHICAGO TITLE COMPANY 700 SOUTH FLOWER, SUITE 900 LOS ANGELES, CA 90017
FURTHER CREDIT TO:	ORDER NO.: 021057665

AF	NOTE NO. 5: YOUR OPEN ORDER REQUEST INDICATES THAT A LIMITED LIABILITY

SCHEDULE B

(continued)

Order No: 21057665     X59                                                    Your Ref:     250 N. HALSTEAD ST.

COMPANY WILL BE ACQUIRING, ENCUMBERING OR CONVEYING REAL PROPERTY IN YOUR TRANSACTION. UNDER THE PROVISIONS OF “THE CALIFORNIA LIMITED LIABILITY ACT, EFFECTIVE SEPTEMBER 30, 1994” THE FOLLOWING WILL BE REQUIRED:

1. A COPY OF THE ARTICLES OF ORGANIZATION (AND ALL AMENDMENTS, IF ANY) THAT HAS BEEN FILED WITH THE SECRETARY OF STATE.

2. THE REQUIREMENT THAT THIS COMPANY BE PROVIDED WITH A COPY OF THE OPERATING AGREEMENT. THE COPY PROVIDED MUST BE CERTIFIED BY THE APPROPRIATE MANAGER OR MEMBER THAT IT IS A COPY OF THE CURRENT OPERATING AGREEMENT.

3. IF THE LIMITED LIABILITY COMPANY IS MEMBER-MANAGED THEN THIS COMPANY MUST BE PROVIDED WITH A CURRENT LIST OF THE MEMBER NAMES.

PLATS
CM/RL

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

EXHIBIT F

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that MS PASADENA, LLC a Delaware limited liability company, whose address is ________________________________________ (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, lawful money of the United States, paid by INDYMAC BANK, F.S.B., a Federal Savings Bank, whose ________________________________________ (“Buyer”), the receipt whereof is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto Buyer, the following:

All of Seller’s right, title and interest in all tangible personal property used exclusively in connection with the improvements and real property more particularly described on Schedule 1 attached hereto and made a part hereof.

TO HAVE AND TO HOLD the same unto Buyer and its successors and assigns forever.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale by and through its duly authorized partner, this ___ day of ______, 2003.

MS PASADENA, LLC a Delaware limited liability company

By:	EXHIBIT — DO NOT SIGN
Name:
Title:

October 31, 2003

F-1

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

SCHEDULE 1 TO BILL OF SALE

LIST OF PERSONAL PROPERTY

     All equipment, tools, spare parts, manuals, janitorial supplies, and other personal property located on the Property and not owned by tenants.

October 31, 2003

F-2

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

EXHIBIT G

GENERAL ASSIGNMENT

     This General Assignment (the “Assignment”) is executed as of ______, 2003 by MS PASADENA, LLC, a Delaware limited liability company, in favor of INDYMAC BANK, F.S.B., a Federal Savings Bank (“Assignee”).

RECITALS

A.	Concurrently herewith, Assignor is conveying to Assignee its interest in the real property described on Schedule 1 attached hereto and by this reference made a part hereof, together with the improvements and personal property located thereon (herein collectively referred to as the “Property”), pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of ______, ___ 2003 by and between Assignor as Seller and Assignee as Buyer (the “Purchase Agreement").

B.	Assignor has agreed to assign to Assignee, all its right, title and interest in any intangibles, warranties, guaranties, licenses, permits, documents and instruments that pertain to the Property other than the Excluded Contracts (as defined in the Purchase Agreement). This Assignment is being entered into to effectuate the assignment of such items.

ASSIGNMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Assignor and Assignee hereby agree as follow:

1.	Assignment. Assignor hereby assigns, conveys, transfers and sets over unto Assignee all of Assignor’s right, title and interest in and to the following (collectively, the “Agreements and Intangibles”):

(a)	all warranties, guaranties, permits, licenses, approvals, entitlements and certificates to the extent the same affect the Property;

(b)	maps, plans, specifications, studies, reports and related documents prepared in connection with the development of the Property, to the extent that such items related solely to the Property and not other Property owned by Seller;

(c)	the leases described on Exhibit A, attached hereto and all security deposits thereunder;

(d)	the contracts and agreements with respect to the Property described on Exhibit B, attached hereto; and

(e)	all other intangible personal property relating to the Property (other than contracts and agreements not listed on Exhibit B).

2.	Assumption. By acceptance of this Assignment, Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Agreements and Intangibles which relate to the period after the date hereof.

3.	Indemnification. Assignee hereby agrees to indemnify, defend and hold harmless Assignor, its agents and its and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignor by reason of any breach by Assignee of any of its obligations under this Assignment or arising out of anything pertaining to the Agreements and Intangibles which relate to the period after the date hereof. Assignor hereby agrees to indemnify, defend and hold harmless Assignee, its agents and its and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered on incurred by Assignee by reason of any breach by Assignor of any of it obligations under this Assignment or arising out of anything pertaining to the Agreements and Intangibles which relate to the period prior to the date hereof.

October 31, 2003

H-1

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

4.	Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of California.

5.	Further Assurances. Assignor agrees to execute and deliver to Assignee, upon demand, such further documents, instruments or conveyances and shall take such further actions as are reasonably necessary to effectuate this Assignment.

6.	Attorneys’ Fees and Costs. If any action or proceeding is commenced by either party to enforce their rights under this Assignment, the prevailing party in such action or proceeding, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

7.	Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first set forth above.

ASSIGNOR:	MS PASADENA, LLC a Delaware limited liability company

	By:	EXHIBIT — DO NOT SIGN
Name:
Title:

ASSIGNEE:	INDYMAC BANK, F.S.B., a Federal Savings Bank,

	By:	EXHIBIT — DO NOT SIGN
Name:
Title:

October 31, 2003

H-2

Purchase and Sale Agreement
Pasadena Corporate Center
Pasadena, California

EXHIBIT A TO GENERAL ASSIGNMENT

LEASES

EXHIBIT B TO GENERAL ASSIGNMENT

CONTRACTS

October 31, 2003

H-3